Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST REPORTS

FIRST QUARTER RESULTS

Adjusted EBITDA increased 10% for the First Quarter

AFFO Per Share increased 25% for the First Quarter

7.7% RevPAR Increase for the Highland Hospitality Portfolio

185 bps Margin improvement for the Highland Hospitality Portfolio

DALLAS, May 8, 2013 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the first quarter ended March 31, 2013. The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are proforma. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2013, with the first quarter ended March 31, 2012 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL HIGHLIGHTS

•	Adjusted EBITDA increased $7.3 million or 10% during the first quarter

•	RevPAR for all hotels in continuing operations, including the Highland Hospitality portfolio, increased 4.3% during the quarter

•	RevPAR increased 7.7% for all hotels in the Highland Hospitality portfolio, driven by a 6% increase in ADR and a 110 basis point increase in occupancy

•	RevPAR increased 3.4% for all Legacy hotels in continuing operations, driven by a 3.3% increase in ADR

•	Hotel EBITDA flow-through was 53% for all hotels, including the Highland Hospitality portfolio

•	Hotel operating profit margin increased 77 basis points for all Legacy hotels not under renovation in continuing operations

•	Hotel operating profit margin increased 221 basis points for all Highland Hospitality hotels not under renovation in continuing operations

•

Net loss attributable to common shareholders was $23.2 million, or $0.34 per diluted share, compared with net loss attributable to common shareholders of $29.5 million, or $0.44 per diluted share, in the prior-year quarter

•	Adjusted funds from operations (AFFO) was $0.35 per diluted share for the quarter as compared with $0.28 from the prior-year quarter

•	At the end of the first quarter 2013, Ashford had cash, cash equivalents, and marketable securities of $238 million

CAPITAL ALLOCATION

•	Capex invested in the quarter for the Legacy portfolio was $20.0 million

•	Ashford’s pro rata share of capex invested in the quarter for the Highland Hospitality portfolio was $11.9 million

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AHT Reports First Quarter Results

May 8, 2013

CAPITAL STRUCTURE

At March 31, 2013, Ashford had total assets of $3.5 billion in continuing operations, and $4.4 billion overall including the Highland Hospitality portfolio which is not consolidated. As of March 31, 2013, the Company had $2.4 billion of mortgage debt in continuing operations and $3.2 billion overall including the Highland Hospitality portfolio. Ashford’s total combined debt had a blended average interest rate of 5.3%, with a weighted average debt maturity of 3.6 years.

On February 26, 2013, Ashford refinanced its sole remaining 2013 debt maturity, which was set to mature in August 2013. The prior $141 million loan was refinanced with a new $200 million loan that matures in February 2018. The new loan provides for a floating interest rate of LIBOR + 3.50%, with no LIBOR floor and continues to be secured by the Capital Hilton in Washington, DC and the Hilton La Jolla Torrey Pines in La Jolla, CA. Ashford has a 75% ownership interest in the properties, with Hilton holding the remaining 25%. The excess loan proceeds above closing costs and reserves were distributed to the partners on a pro rata basis. Ashford’s share of the excess loan proceeds was approximately $40.5 million, which was added to the Company’s unrestricted cash balance. As a result, the refinancing was neutral to Ashford on a net debt basis.

Subsequent to the end of the first quarter, the Company announced that, along with its joint venture partner, it had entered into a series of agreements with the City of Nashville and Davidson County relating to the 673-room Renaissance Nashville Hotel. The hotel is part of Ashford’s Highland Hospitality portfolio of which Ashford has a 71.74% ownership interest. The Agreements include converting the joint venture’s leasehold interest in the hotel, which was set to expire in 2087, to fee simple ownership, extending the current lease term of some adjacent facilities to 2112, and entering into a new, 30-year lease for 80,000 square feet of meeting space and pre-function space located at the existing Nashville Convention Center, which is adjacent to the hotel, all at no cost to the joint venture. By entering into the lease for the additional meeting space, the hotel will now be able to offer over 110,000 square feet of self-contained meeting and pre-function space to accommodate larger groups. Previously, the hotel offered 30,000 square feet of self-contained meeting space and had access to the newly leased space on an “as available” basis and paid additional rent for the use of that space.

On May 7, 2013, the Company announced that it had signed a definitive agreement to acquire the 142-room Pier House Resort and Spa in Key West, FL for $90 million. The purchase price equates to a trailing 12-month cap rate of 6.2% and a trailing 12-month EBITDA yield of 7.0%. On a forward 12-month basis, the purchase price represents a cap rate of 7.6% and an EBITDA yield of 8.5%, which equates to an 11.8x forward EBITDA multiple. In 2012, the hotel achieved RevPAR of $275, with occupancy of 83% and an Average Daily Rate of $333. The Company intends to fund the entire purchase price with cash on hand and the acquisition is expected to close by May 20, 2013.

PORTFOLIO REVPAR

As of March 31, 2013, the Company’s Legacy portfolio consisted of direct hotel investments with 94 properties classified in continuing operations. During the first quarter of 2013, 84 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 94 hotels) and proforma not under renovation basis (84 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its direct hotel portfolio. Details of each category are provided in the tables attached to this release.

•	Proforma RevPAR increased 3.4% to $99.48 for all hotels in the Legacy portfolio on a 3.3% increase in ADR and a 7 basis point increase in occupancy

•	Proforma RevPAR increased 4.0% to $101.06 for hotels not under renovation in the Legacy portfolio on a 3.5% increase in ADR and a 31 basis point increase in occupancy

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AHT Reports First Quarter Results

May 8, 2013

•	Proforma RevPAR increased 7.7% to $98.41 for all hotels in the Highland Hospitality portfolio on a 6.0% increase in ADR and a 110 basis point increase in occupancy

•	Proforma RevPAR increased 8.7% to $95.12 for hotels not under renovation in the Highland Hospitality portfolio on a 5.3% increase in ADR and a 216 basis point increase in occupancy

HIGHLAND HOSPITALITY PORTFOLIO UPDATE

The Highland Hospitality portfolio experienced RevPAR growth of 7.7% during the first quarter of 2013, with RevPAR growth for hotels not under renovation in continuing operations of 8.7%. The Highland Hospitality portfolio continued to experience strong EBITDA flow-through during the first quarter as a result of improved RevPAR growth, solid property management and previously completed capital expenditures. For all 28 hotels in the Highland Hospitality portfolio, Hotel EBITDA Margin increased 185 bps and Hotel EBITDA flow-through was 53%. For the 21 hotels not under renovation during the first quarter 2013, Hotel EBITDA Margin increased 221 basis points and Hotel EBITDA flow-through was 52%. Hotel EBITDA increased 15.1% in the first quarter for all hotels in the Highland Hospitality portfolio.

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

During the quarter, Hotel operating profit (Hotel EBITDA) for all Legacy hotels increased 3.9% to $72.5 million. For the 84 hotels that were not under renovation, Hotel EBITDA increased 5.7% to $67.1 million. Hotel EBITDA Margin (expressed as a percentage of Total Hotel Revenue) increased 77 basis points to 32.5% for the 84 Legacy hotels not under renovation. For all 94 Legacy hotels included in continuing operations, Hotel EBITDA Margin increased 48 basis points to 31.5%.

For the Company’s 71.74% share of all hotels in the Highland Hospitality portfolio, Hotel operating profit (Hotel EBITDA) increased 15.1% to $18.9 million. For the 21 hotels in the Highland Hospitality portfolio that were not under renovation, Hotel EBITDA increased 18.5% to $13.6 million. Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) increased 221 basis points to 25.2% for the 21 Highland Hospitality hotels not under renovation. For all 28 Highland Hospitality hotels included in continuing operations, Hotel EBITDA margin increased 185 basis points to 25.8%.

Starting with its second quarter 2012 financial results, the Company added additional disclosure information regarding property level trailing 12-month Hotel EBITDA by debt pool. The Company believes this additional disclosure will assist the investment community in analyzing Ashford and help analysts and investors see the benefits of the non-recourse nature of its property level debt. Prior to providing this information, the investment community could only reference the Company’s total EBITDA and total debt when applying a valuation multiple.

Ashford believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Legacy portfolio as well as its pro-rata share of the Highland Hospitality portfolio as of the end of the current period. As Ashford’s portfolio mix changes from time to time so will the seasonality for Proforma Hotel EBITDA and Proforma Hotel EBITDA margin. The details of the quarterly calculations for the previous four quarters for the current portfolio of 94 Legacy hotels included in continuing operations together with Ashford’s pro-rata share of the Highland Hospitality portfolio are provided in the table attached to this release.

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AHT Reports First Quarter Results

May 8, 2013

In addition, in 2013, Marriott Hotels and Resorts converted to a monthly reporting calendar as opposed to its traditional thirteen-period reporting calendar. Historically, Ashford has recorded four of its Marriott-managed hotels’ accounting periods in the fourth quarter and three in each of the other quarters during the year. Presently, Marriott manages 46 hotels for Ashford making it one of the Company’s largest property managers. Accordingly, this year Ashford has converted its 2012 numbers on a proforma basis to calendar months, consistent with the new Marriott monthly reporting calendar, to provide necessary consistency in period-to-period comparisons.

COMMON STOCK DIVIDEND

On March 15, 2013, Ashford announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the first quarter ending March 31, 2013, payable on April 15, 2013, to shareholders of record as of March 28, 2013.

“We are very pleased with our first quarter results which continue to demonstrate substantial improvement in the operating performance of our Highland Hospitality portfolio due to the management changes and cost controls we have implemented as well as the capital expenditures we continue to make at the hotels,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Additionally, our capital market strategies have essentially addressed all of our near-term debt maturities, with our next significant debt maturity not until November 2014. Our efforts have been extremely successful and have put Ashford in a significantly enhanced position both from a cash and liquidity perspective. We believe we have more than sufficient resources to insulate us from any unexpected market fluctuations and the financial flexibility to take advantage of accretive investments opportunities that may arise.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, May 9, 2013, at 11:00 a.m. ET. The number to call for this interactive teleconference is (480) 629-9692. A replay of the conference call will be available through Thursday May 16, 2013, by dialing (303) 590-3030 and entering the confirmation number, 4613572.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2013 earnings release conference call. The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Thursday May 9, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

* * * * *

Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.

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AHT Reports First Quarter Results

May 8, 2013

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Hotel EBITDA Margin is Hotel EBITDA divided by total revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$209,982	$185,935
Marketable securities	27,769	23,620

Total cash, cash equivalents and marketable securities	237,751	209,555
Investment in hotel properties, net	2,857,538	2,872,304
Restricted cash	78,896	84,786
Accounts receivable, net of allowance of $290 and $265, respectively	34,627	35,116
Inventories	2,141	2,111
Notes receivable, net of allowance of $8,237 and $8,333, respectively	11,367	11,331
Investment in unconsolidated joint ventures	151,806	158,694
Deferred costs, net	16,073	17,194
Prepaid expenses	11,884	10,145
Derivative assets, net	237	6,391
Other assets	7,118	4,594
Intangible asset, net	2,698	2,721
Due from affiliates	1,884	1,168
Due from third-party hotel managers	57,670	48,619

Total assets	$3,471,690	$3,464,729

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$2,390,725	$2,339,410
Accounts payable and accrued expenses	81,573	84,293
Dividends payable	19,250	18,258
Unfavorable management contract liabilities	10,553	11,165
Due to related party, net	1,373	3,725
Due to third-party hotel managers	2,058	1,410
Liabilities associated with marketable securities	3,511	1,641
Other liabilities	6,408	6,348

Total liabilities	2,515,451	2,466,250

Redeemable noncontrolling interests in operating partnership	196,468	151,179
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized—
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at March 31, 2013 and December 31, 2012	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at March 31, 2013 and December 31, 2012	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at March 31, 2013 and December 31, 2012	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 68,332,627 and 68,150,617 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,759,037	1,766,168
Accumulated other comprehensive loss	(277)	(282)
Accumulated deficit	(837,169)	(770,467)
Treasury stock, at cost (56,564,138 shares and 56,746,148 shares, respectively)	(164,389)	(164,884)

Total shareholders’ equity of the Company	758,609	831,942
Noncontrolling interests in consolidated entities	1,162	15,358

Total equity	759,771	847,300

Total liabilities and equity	$3,471,690	$3,464,729

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
REVENUE
Rooms	$183,469	$169,459
Food and beverage	39,650	39,707
Other	8,716	7,814

Total hotel revenue	231,835	216,980
Other	107	75

Total Revenue	231,942	217,055

EXPENSES
Hotel operating expenses
Rooms	42,156	38,601
Food and beverage	27,175	27,001
Other expenses	68,292	65,094
Management fees	9,893	8,989

Total hotel operating expenses	147,516	139,685
Property taxes, insurance, and other	12,248	11,709
Depreciation and amortization	32,480	33,656
Impairment charges	(96)	(92)
Corporate, general, and administrative:
Stock/unit-based compensation	8,342	5,146
Other general and administrative	6,174	5,101

Total Operating Expenses	206,664	195,205

OPERATING INCOME	25,278	21,850
Equity in loss of unconsolidated joint ventures	(6,888)	(10,304)
Interest income	36	32
Other income	5,822	7,613
Interest expense	(33,448)	(33,663)
Amortization of loan costs	(1,932)	(1,212)
Write-off of deferred loan costs and exit fees	(1,971)	—
Unrealized gain on marketable securities	2,701	1,785
Unrealized loss on derivatives	(7,149)	(9,941)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(17,551)	(23,840)
Income tax expense	(604)	(879)

LOSS FROM CONTINUING OPERATIONS	(18,155)	(24,719)
Income from discontinued operations	—	166

NET LOSS	(18,155)	(24,553)
Loss from consolidated entities attributable to noncontrolling interests	707	278
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,762	3,057

NET LOSS ATTRIBUTABLE TO THE COMPANY	(14,686)	(21,218)
Preferred dividends	(8,490)	(8,331)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(23,176)	$(29,549)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Loss from continuing operations attributable to common shareholders	$(0.34)	$(0.44)
Income from discontinued operations attributable to common shareholders	—	—

Net loss attributable to common shareholders	$(0.34)	$(0.44)

Weighted average common shares outstanding – basic	67,682	67,152

Diluted:
Loss from continuing operations attributable to common shareholders	$(0.34)	$(0.44)
Income from discontinued operations attributable to common shareholders	—	$—

Net loss attributable to common shareholders	$(0.34)	$(0.44)

Weighted average common shares outstanding – diluted	67,682	67,152

Dividends declared per common share:	$0.12	$0.11

Amounts attributable to common shareholders:
Loss from continuing operations	$(14,686)	$(21,365)
Income from discontinued operations	—	147
Preferred dividends	(8,490)	(8,331)

Net loss attributable to common shareholders	$(23,176)	$(29,549)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net loss	$(18,155)	$(24,553)
Loss from consolidated entities attributable to noncontrolling interests	707	278
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,762	3,057

Net loss attributable to the Company	(14,686)	(21,218)
Interest income	(36)	(32)
Interest expense and amortization of loan costs	34,972	34,851
Depreciation and amortization	31,661	33,583
Impairment charges	(96)	(92)
Income tax expense	604	879
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,762)	(3,057)
Equity in loss of unconsolidated joint ventures	6,888	10,304
Company’s portion of EBITDA of unconsolidated joint ventures	17,389	14,564

EBITDA	73,934	69,782
Amortization of unfavorable management contract liabilities	(612)	(565)
Write-off of loan costs, premiums, and exit fees, net	1,971	—
Other income (1)	(5,822)	(7,613)
Unrealized gain on investments	(2,701)	(1,785)
Unrealized loss on derivatives	7,149	9,941
Equity-based compensation	8,342	5,146
Company’s portion of adjustments to EBITDA of unconsolidated joint ventures	19	95

Adjusted EBITDA	$82,280	$75,001

(1)	Other income, primarily consisting of income from interest rate derivatives in both periods and net realized loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net loss	$(18,155)	$(24,553)
Loss from consolidated entities attributable to noncontrolling interests	707	278
Net loss attributable to redeemable noncontrolling interests in operating partnership	2,762	3,057
Preferred dividends	(8,490)	(8,331)

Net loss attributable to common shareholders	(23,176)	(29,549)
Depreciation and amortization on real estate	31,615	33,517
Impairment charges	(96)	(92)
Net loss attributable to redeemable noncontrolling interests in operating partnership	(2,762)	(3,057)
Equity in loss of unconsolidated joint ventures	6,888	10,304
Company’s portion of FFO of unconsolidated joint ventures	5,636	2,455

FFO available to common shareholders	18,105	13,578
Write-off of loan costs, premiums, and exit fees, net	1,971	—
Other income (1)	393	356
Unrealized gain on investments	(2,701)	(1,785)
Unrealized loss on derivatives	7,149	9,941
Equity-based compensation adjustment related to modified employment terms	4,678	991
Company’s portion of adjustments to FFO of unconsolidated joint ventures	19	95

Adjusted FFO available to common shareholders	$29,614	$23,176

Adjusted FFO per diluted share available to common shareholders	$0.35	$0.28

Weighted average diluted shares	85,794	84,265

(1)	Other income, primarily consisting of net realized loss on marketable securities in both periods, is excluded from Adjusted FFO.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

LEGACY PORTFOLIO ONLY

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

MARCH 31, 2013

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt		Floating-Rate Debt		Total Debt	TTM Hotel EBITDA	TTM EBITDA Debt Yield
BoA MIP—5 hotels	March 2014	LIBOR + 4.50%	$—		$172,416	(1)	$172,416	$18,210	10.6%
JPM Floater—9 hotels	May 2014	LIBOR + 6.50%	—		135,000	(2)	135,000	17,312	12.8%
GEMSA Manchester—1 hotel	May 2014	8.32%	5,249		—		5,249	529	10.1%
Senior credit facility—Various	September 2014	LIBOR + 2.75% to 3.5%	—		—		—	—	N/A
Goldman Sachs—5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	—		211,000	(3)	211,000	24,034	11.4%
UBS 1—8 hotels	December 2014	5.75%	104,089		—		104,089	11,942	11.5%
Merrill 1—10 hotels	July 2015	5.22%	151,899		—		151,899	20,939	13.8%
UBS 2—8 hotels	December 2015	5.70%	96,397		—		96,397	11,204	11.6%
Merrill 2—5 hotels	February 2016	5.53%	109,743		—		109,743	17,042	15.5%
Merrill 3—5 hotels	February 2016	5.53%	91,010		—		91,010	15,284	16.8%
Merrill 7—5 hotels	February 2016	5.53%	78,834		—		78,834	12,856	16.3%
Wachovia Philly CY—1 hotel	April 2017	5.91%	34,624		—		34,624	9,807	28.3%
Wachovia 3—2 hotels	April 2017	5.95%	126,886		—		126,886	15,279	12.0%
Wachovia 7—3 hotels	April 2017	5.95%	258,202		—		258,202	24,589	9.5%
Wachovia 1—5 hotels	April 2017	5.95%	114,369		—		114,369	11,719	10.2%
Wachovia 5—5 hotels	April 2017	5.95%	102,800		—		102,800	10,524	10.2%
Wachovia 6—5 hotels	April 2017	5.95%	156,422		—		156,422	16,439	10.5%
Wachovia 2—7 hotels	April 2017	5.95%	125,120		—		125,120	12,573	10.0%
Aareal—2 hotels	February 2018	LIBOR + 3.50%	—		199,875		199,875	24,389	12.2%
TIF Philly CY—1 hotel	June 2018	12.85%	8,098		—		8,098		N/A
GACC Gateway—1 hotel	November 2020	6.26%	102,224		—		102,224	15,817	15.5%
Zion Jacksonville RI—1 hotel	April 2034	Greater of 6% or Prime + 1%	—		6,468		6,468	1,241	19.2%
Unencumbered hotels			—		—		—	885	N/A

Total			$1,665,966		$724,759		$2,390,725	$292,614	12.2%

Percentage			69.7%		30.3%		100.0%

Weighted average interest rate			5.85%		5.31%		5.68%

Weighted average interest rate with the effect of interest rate swaps			5.47	%(4)	5.31	%(4)	5.42%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1)	This mortgage loan has a one-year extension option beginning March 2014, subject to satisfaction of certain conditions.
(2)	This mortgage loan has three one-year extension options beginning May 2014, subject to satisfaction of certain conditions.
(3)	This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.
(4)	These rates are calculated assuming the LIBOR rate stays at the March 31, 2013 level and with the effect of our interest rate derivatives.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

SUMMARY OF INDEBTEDNESS

ASHFORD’S PRO RATA 71.74% SHARE

MARCH 31, 2013

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt	Floating-Rate Debt		Total Debt	TTM Hotel EBITDA	TTM EBITDA Debt Yield
Wells Senior—25 hotels	March 2014	LIBOR + 3.00%	$—	$380,222	(1)	$380,222	$65,481	17.2%
Mezz 1—28 hotels	March 2014	Greater of 7.00% or LIBOR + 6.00%	—	93,756	(1)	93,756	87,029	13.9%
Mezz 2—28 hotels	March 2014	Greater of 8.00% or LIBOR + 7.00%	—	89,254	(1)	89,254	87,029	12.1%
Mezz 3—28 hotels	March 2014	Greater of 10.50% or LIBOR + 9.50%	—	76,503	(1)	76,503	87,029	11.0%
Mezz 4—28 hotels	March 2014	LIBOR + 2.00%		13,218	(1)	13,218	87,029	10.8%
Morgan Stanley Boston Back Bay—1 hotel	January 2018	4.38%	73,684	—		73,684	9,067	12.3%
Morgan Stanley Princeton/Nashville—2 hotels	January 2018	4.44%	80,554	—		80,554	12,481	15.5%

Total (Ashford’s 71.74% share only)			$154,238	$652,953		$807,191	$87,029	10.8%

Percentage			19.1%	80.9%		100.0%

Weighted average interest rate			4.41%	5.24%		5.08%

Total Ashford plus Ashford’s 71.74% share of PIM Highland Holding LLC			$1,820,204	$1,377,712		$3,197,916	$379,643	11.9%

Percentage			56.9%	43.1%		100.0%

Weighted average interest rate with the effect of interest rate swaps			5.38%	5.27%		5.34%

(1)	Each of these loans has two one-year extension options beginning March 2014.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

LEGACY PORTFOLIO ONLY

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

MARCH 31, 2013

(in thousands)

(Unaudited)

	2013	2014	2015	2016	2017	Thereafter	Total
GEMSA Manchester—1 hotel	$—	$5,004	$—	$—	$—	$—	$5,004
Senior credit facility—Various	—	—	—	—	—	—	—
UBS 1—8 hotels	—	100,119	—	—	—	—	100,119
BoA MIP—5 hotels	—	—	172,416	—	—	—	172,416
Merrill 1—10 hotels	—	—	142,922	—	—	—	142,922
UBS 2—8 hotels	—	—	90,680	—	—	—	90,680
Merrill 2—5 hotels	—	—	—	101,740	—	—	101,740
Merrill 3—5 hotels	—	—	—	84,374	—	—	84,374
Merrill 7—5 hotels	—	—	—	73,086	—	—	73,086
JPM Floater—9 hotels	—	—	—	—	135,000	—	135,000
Wachovia Philly CY—1 hotel	—	—	—	—	32,532	—	32,532
Wachovia 3—2 hotels	—	—	—	—	119,245	—	119,245
Wachovia 7—3 hotels	—	—	—	—	242,201	—	242,201
Wachovia 1—5 hotels	—	—	—	—	107,351	—	107,351
Wachovia 5—5 hotels	—	—	—	—	96,491	—	96,491
Wachovia 6—5 hotels	—	—	—	—	146,823	—	146,823
Wachovia 2—7 hotels	—	—	—	—	117,441	—	117,441
Goldman Sachs—5 hotels	—	—	—	—	211,000	—	211,000
Aareal—2 hotels	—	—	—	—	—	186,259	186,259
TIF Philly CY—1 hotel	—	—	—	—	—	8,098	8,098
GACC Gateway—1 hotel	—	—	—	—	—	89,886	89,886
Zion Jacksonville RI—1 hotel	—	—	—	—	—	—	—

Principal due in future periods	$—	$105,123	$406,018	$259,200	$1,208,084	$284,243	$2,262,668
Scheduled amortization payments remaining	25,850	30,731	29,361	19,617	18,327	4,171	128,057

Total indebtedness of continuing operations	$25,850	$135,854	$435,379	$278,817	$1,226,411	$288,414	$2,390,725

NOTE: These maturities assume no event of default would occur.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

INDEBTEDNESS BY MATURITY

ASSUMING EXTENSION OPTIONS ARE EXERCISED

ASHFORD’S PRO RATA 71.74% SHARE

MARCH 31, 2013

(in thousands)

(Unaudited)

	2013	2014	2015	2016	2017	Thereafter	Total
Wells Senior—25 hotels	$—	$—	$—	$380,222	$—	$—	$380,222
Mezz 1—28 hotels	—	—	—	93,756	—	—	93,756
Mezz 2—28 hotels	—	—	—	89,254	—	—	89,254
Mezz 3—28 hotels	—	—	—	76,503	—	—	76,503
Mezz 4—28 hotels	—	—	—	13,218	—	—	13,218
Morgan Stanley Boston Back Bay—1 hotel	—	—	—	—	—	67,358	67,358
Morgan Stanley Princeton/Nashville—2 hotels	—	—	—	—	—	73,703	73,703

Principal due in future periods	$—	$—	$—	$652,953	$—	$141,060	$794,013
Scheduled amortization payments remaining	1,886	2,639	2,758	2,882	3,012	—	13,178

Total indebtedness of continuing operations (Ashford’s 71.74% share only)	$1,886	$2,639	$2,758	$655,835	$3,012	$141,060	$807,191

Total indebtedness of continuing operations plus Ashford’s 71.74% share of PIM Highland Holding LLC	$27,736	$138,493	$438,137	$934,652	$1,229,423	$429,474	$3,197,916

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ASHFORD HOSPITALITY TRUST, INC.

KEY PERFORMANCE INDICATORS—PRO FORMA

LEGACY PORTFOLIO ONLY

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$182,241	$176,308	3.37%
RevPAR	$99.48	$96.18	3.43%
Occupancy	71.42%	71.35%	0.07%
ADR	$139.29	$134.80	3.33%

NOTE: The above pro forma table assumes the 94 hotel properties owned and included in continuing operations at March 31, 2013 were owned as of the beginning of the period presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$165,073	$158,679	4.03%
RevPAR	$101.06	$97.18	3.99%
Occupancy	71.78%	71.47%	0.31%
ADR	$140.78	$135.98	3.53%

NOTES:

(1)	The above pro forma table assumes the 84 hotel properties owned and included in continuing operations at March 31, 2013, but not under renovation for the three months ended March 31, 2013 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hilton Costa Mesa, Sheraton San Diego Mission Valley, Hilton Sante Fe, Hilton La Jolla Torrey Pines, Courtyard Dallas Plano Legacy Park, Embassy Suites Dulles, Embassy Suites East Syracuse, Courtyard Hartford Manchester, Hampton Inn Lawrenceville, Residence Inn Lake Buena Vista,

(3)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

KEY PERFORMANCE INDICATORS—PRO FORMA

(Unaudited)

THE FOLLOWING TABLE PRESENTS THE PRO FORMA PERFORMANCE OF THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AS OF THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	Three Months Ended
	March 31,
	2013	2012	% Variance
71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$51,760	$48,352	7.05%
RevPAR	$98.41	$91.39	7.68%
Occupancy	69.50%	68.40%	1.10%
ADR	$141.60	$133.61	5.98%

NOTE: The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at March 31, 2013 were owned as of the beginning of the periods presented.

71.74% PRO-RATA SHARE OF ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues (in thousands)	$37,664	$34,832	8.13%
RevPAR	$95.12	$87.51	8.70%
Occupancy	68.79%	66.63%	2.16%
ADR	$138.29	$131.34	5.29%

NOTES:

(1)	The above pro forma table assumes the 21 hotel properties owned and included in continuing operations at March 31, 2013 but not under renovation for the three months ended March 31, 2013, were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Courtyard Boston Tremont, Courtyard Savannah, The Melrose Washington DC, Marriott San Antonio Plaza, Marriott Sugarland, Hilton Boston Back Bay, Hyatt Regency Savannah

(3)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT

LEGACY PORTFOLIO ONLY

(dollars in thousands)

(Unaudited)

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2013	2012	% Variance
REVENUE
Rooms	$182,241	$176,308	3.4%
Food and beverage	39,626	41,079	-3.5%
Other	8,419	7,802	7.9%

Total hotel revenue	230,286	225,189	2.3%

EXPENSES
Rooms	41,758	40,099	4.1%
Food and beverage	27,160	27,926	-2.7%
Other direct	4,538	4,657	-2.6%
Indirect	62,071	61,261	1.3%
Management fees, includes base and incentive fees	10,319	9,770	5.6%

Total hotel operating expenses	145,846	143,713	1.5%
Property taxes, insurance, and other	11,892	11,633	2.2%

HOTEL OPERATING PROFIT (Hotel EBITDA)	72,548	69,843	3.9%
Hotel EBITDA Margin	31.50%	31.02%	0.48%
Minority interest in earnings of consolidated joint ventures	1,394	1,340	4.0%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$71,154	$68,503	3.9%

NOTES:

(1)	The above pro forma table assumes the 94 hotel properties owned and included in continuing operations at March 31, 2013 were owned as of the beginning of the period presented.
(2)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2013	2012	% Variance
REVENUE
Rooms	$165,073	$158,679	4.0%
Food and beverage	34,257	34,880	-1.8%
Other	7,209	6,583	9.5%

Total hotel revenue	206,539	200,142	3.2%

EXPENSES
Rooms	37,408	35,857	4.3%
Food and beverage	23,433	23,901	-2.0%
Other direct	3,988	4,055	-1.7%
Indirect	54,691	53,768	1.7%
Management fees, includes base and incentive fees	9,495	8,889	6.8%

Total hotel operating expenses	129,015	126,470	2.0%
Property taxes, insurance, and other	10,409	10,172	2.3%

HOTEL OPERATING PROFIT (Hotel EBITDA)	67,115	63,500	5.7%
Hotel EBITDA Margin	32.50%	31.73%	0.77%
Minority interest in earnings of consolidated joint ventures	949	796	19.2%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$66,166	$62,704	5.5%

NOTES:

(1)	The above pro forma table assumes the 84 hotel properties owned and included in continuing operations at March 31, 2013 but not under renovation for the three months ended March 31, 2013 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Hilton Costa Mesa, Sheraton San Diego Mission Valley, Hilton Sante Fe, Hilton La Jolla Torrey Pines, Courtyard Dallas Plano Legacy Park, Embassy Suites Dulles, Embassy Suites East Syracuse, Courtyard Hartford Manchester, Hampton Inn Lawrenceville, Residence Inn Lake Buena Vista,

(3)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO CONTINUING OPERATIONS:

	Three Months Ended
	March 31,
	2013	2012	% Variance
REVENUE
Rooms	$51,760	$48,352	7.0%
Food and beverage	18,979	17,663	7.5%
Other	2,582	2,612	-1.1%

Total hotel revenue	73,321	68,627	6.8%

EXPENSES
Rooms	12,307	11,525	6.8%
Food and beverage	12,584	12,096	4.0%
Other direct	1,201	1,303	-7.8%
Indirect	21,738	21,461	1.3%
Management fees, includes base and incentive fees	2,576	2,215	16.3%

Total hotel operating expenses	50,406	48,600	3.7%
Property taxes, insurance, and other	3,999	3,594	11.3%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$18,916	$16,433	15.1%

Hotel EBITDA Margin	25.80%	23.95%	1.85%

NOTES:

(1)	The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at March 31, 2013 were owned as of the beginning of the periods presented.
(2)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN PIM HIGHLAND PORTFOLIO CONTINUING OPERATIONS NOT UNDER RENOVATION:

	Three Months Ended
	March 31,
	2013	2012	% Variance
REVENUE
Rooms	$37,664	$34,832	8.1%
Food and beverage	14,840	13,703	8.3%
Other	1,597	1,495	6.8%

Total hotel revenue	54,101	50,030	8.1%

EXPENSES
Rooms	8,949	8,350	7.2%
Food and beverage	9,821	9,281	5.8%
Other direct	994	1,048	-5.2%
Indirect	16,203	15,948	1.6%
Management fees, includes base and incentive fees	1,829	1,531	19.5%

Total hotel operating expenses	37,796	36,158	4.5%
Property taxes, insurance, and other	2,665	2,364	12.7%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$13,640	$11,508	18.5%

Hotel EBITDA Margin	25.21%	23.00%	2.21%

NOTES:

(1)	The above pro forma table assumes the 21 hotel properties owned and included in continuing operations at March 31, 2013 but not under renovation for the three months ended March 31, 2013 were owned as of the beginning of the periods presented.
(2)	Excluded Hotels Under Renovation:

Courtyard Boston Tremont, Courtyard Savannah, The Melrose Washington DC, Marriott San Antonio Plaza, Marriott Sugarland, Hilton Boston Back Bay, Hyatt Regency Savannah

(3)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(Unaudited)

THE FOLLOWING PRO FORMA HOTEL OPERATING PROFIT MARGIN PRESENTS THE 94 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AS OF THE FIRST COMPARATIVE REPORTING PERIOD.

		PIM Highland
	94 Legacy	Holding LLC
	Properties	28 Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:
1st Quarter 2013	31.50%	25.80%
1st Quarter 2012	31.02%	23.95%

Variance	0.48%	1.85%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:
Rooms	-0.34%	0.05%
Food & Beverage and Other Departmental	0.70%	0.72%
Administrative & General	-0.04%	0.73%
Sales & Marketing	0.06%	0.26%
Hospitality	0.01%	-0.04%
Repair & Maintenance	0.13%	0.29%
Energy	0.13%	0.21%
Franchise Fee	0.09%	0.01%
Management Fee	-0.07%	-0.01%
Incentive Management Fee	-0.07%	-0.27%
Insurance	0.13%	0.36%
Property Taxes	-0.09%	-0.56%
Other Taxes	-0.04%	-0.01%
Leases/Other	-0.12%	0.11%

Total	0.48%	1.85%

NOTE:	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(Unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLES REFLECT: (I) ALL 94 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS, (II) THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AND (III) THE COMBINED PORTFOLIO, AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2013	2012	2012	2012
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM
Legacy Portfolio
Total Hotel Revenue	$230,286	$211,281	$234,171	$246,109	$921,847
Hotel EBITDA	$72,548	$59,970	$75,437	$84,659	$292,614
Hotel EBITDA Margin	31.5%	28.4%	32.2%	34.4%	31.7%
EBITDA % of Total TTM	24.8%	20.5%	25.8%	28.9%	100.0%
JV Interests in EBITDA	$1,394	$1,272	$1,575	$2,069	$6,310
PIM Highland Holding LLC Portfolio
Total Hotel Revenue	$73,321	$73,767	$74,232	$82,274	$303,595
Hotel EBITDA	$18,916	$20,087	$20,679	$27,347	$87,029
Hotel EBITDA Margin	25.8%	27.2%	27.9%	33.2%	28.7%
EBITDA % of Total TTM	21.7%	23.1%	23.8%	31.4%	100.0%
Legacy and PIM Highland Holding LLC Combined
Total Hotel Revenue	$303,607	$285,048	$308,403	$328,383	$1,225,442
Hotel EBITDA	$91,464	$80,057	$96,116	$112,006	$379,643
Hotel EBITDA Margin	30.1%	28.1%	31.2%	34.1%	31.0%
EBITDA % of Total TTM	24.1%	21.1%	25.3%	29.5%	100.0%
JV Interests in EBITDA	$1,394	$1,272	$1,575	$2,069	$6,310

NOTE:	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC.

LEGACY AND ASHFORD’S 71.74% SHARE OF HIGHLAND HOSPITALITY PORTFOLIO

(PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(Unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2013	2012	% Change
Atlanta, GA Area	9	1,429	$84.98	$80.50	5.6%
Boston, MA Area	2	506	$108.72	$113.31	-4.1%
Dallas / Ft. Worth Area	7	1,745	$97.73	$95.68	2.2%
Houston, TX Area	3	608	$104.97	$101.81	3.1%
Los Angeles, CA Metro Area	8	1,785	$97.23	$90.28	7.7%
Miami, FL Metro Area	3	576	$152.38	$140.20	8.7%
Minneapolis—St. Paul, MN-WI Area	2	522	$80.96	$79.15	2.3%
New York / New Jersey Metro Area	7	1,560	$95.87	$86.13	11.3%
Orlando, FL Area	6	1,834	$93.40	$85.17	9.7%
Philadelphia, PA Area	4	1,147	$88.89	$87.45	1.6%
San Diego, CA Area	3	706	$100.42	$107.22	-6.3%
San Francisco—Oakland, CA Metro Area	6	1,416	$120.63	$111.32	8.4%
Seattle, WA Area	2	608	$103.08	$96.21	7.1%
Tampa, FL Area	4	875	$127.92	$121.27	5.5%
Washington DC—MD—VA Area	11	2,698	$119.92	$116.86	2.6%
Other Areas	45	7,558	$86.92	$84.57	2.8%

Total Portfolio	122	25,573	$99.24	$95.11	4.3%

NOTE:	The above pro forma table presents the 94 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

LEGACY AND ASHFORD’S 71.74% SHARE OF PIM HIGHLAND HOLDING LLC

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(Unaudited)

			Three Months Ended
	Number of	Number of	March 31,
Region	Hotels	Rooms	2013	% of Total	2012	% of Total	% Change
Atlanta, GA Area	9	1,429	$3,670	4.0%	$3,330	3.9%	10.2%
Boston, MA Area	2	506	1,310	1.4%	1,545	1.8%	-15.2%
Dallas / Ft. Worth Area	7	1,745	7,310	8.0%	6,901	8.0%	5.9%
Houston, TX Area	3	608	2,600	2.8%	2,792	3.2%	-6.9%
Los Angeles, CA Metro Area	8	1,785	6,589	7.2%	5,888	6.8%	11.9%
Miami, FL Metro Area	3	576	4,173	4.6%	3,530	4.1%	18.2%
Minneapolis—St. Paul, MN-WI Area	2	522	1,379	1.5%	1,440	1.7%	-4.2%
New York / New Jersey Metro Area	7	1,560	5,576	6.1%	4,037	4.7%	38.1%
Orlando, FL Area	6	1,834	6,108	6.7%	4,892	5.7%	24.9%
Philadelphia, PA Area	4	1,147	2,948	3.2%	2,790	3.2%	5.7%
San Diego, CA Area	3	706	2,830	3.1%	3,501	4.1%	-19.2%
San Francisco—Oakland, CA Metro Area	6	1,416	5,898	6.4%	5,235	6.1%	12.7%
Seattle, WA Area	2	608	2,444	2.7%	2,171	2.5%	12.6%
Tampa, FL Area	4	875	5,036	5.5%	4,675	5.4%	7.7%
Washington DC—MD—VA Area	11	2,698	11,990	13.1%	11,455	13.3%	4.7%
Other Areas	45	7,558	21,603	23.6%	22,093	25.6%	-2.2%

Total Portfolio	122	25,573	$91,464	100.0%	$86,277	100.0%	6.0%

NOTES:

(1)	The above pro forma table presents the 94 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.
(2)	The above pro forma table includes hotel operating profit for 100% of the 94 hotel properties included in the Company’s continuting operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.
(3)	In 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

MARCH 31, 2013

(in thousands, except share price)

(Unaudited)

March 31,
2013
End of quarter common shares outstanding	68,333
Partnership units outstanding (common share equivalents)	18,849
Combined common shares and partnership units outstanding	87,182
Common stock price at quarter end	$12.36
Market capitalization at quarter end	$1,077,570
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Consolidated debt on balance sheet date	$2,390,725
Joint venture partners’ share of consolidated debt	$(50,756)
Ashford’s share of Highland portfolio debt	$807,191
Cash, cash equivalents and marketable securities, net	$(234,240)

Total enterprise value (TEV) as of March 31, 2013	$4,384,387

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar

Legacy Hotels (a)

		2013
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Hilton Santa Fe	157	x	x
Crowne Plaza Key West	160			x	x
Hilton Costa Mesa	486	x
Sheraton San Diego Mission Valley	260	x
Courtyard Hartford Manchester	90	x
Embassy Suites Walnut Creek	249		x
Embassy Suites Portland Downtown	276				x
Courtyard Philadelphia Downtown	498				x
Residence Inn Palm Desert	130		x
Hilton LaJolla Torrey Pines	296	x	x
Courtyard Dallas Plano in Legacy Park	153	x
Embassy Suites Dulles	150	x
Embassy Suites East Syracuse	215	x
Residence Inn Lake Buena Vista	210	x
Hilton Garden Inn Jacksonville	119			x	x
Residence Inn Atlanta Buckhead Lenox Park	150			x	x
Hampton Inn Lawrenceville	86	x
Marriott Dallas Plano Legacy	404		x	x	x
Embassy Suites Palm Beach Garden	160		x	x
Hampton Inn Terre Haute	112		x	x
Hampton Inn Buford	92		x	x
Courtyard Marriott Village at LBV	312			x	x
Hilton St Petersburg	333			x	x
Marriott Crystal Gateway	697			x
Hyatt Coral Gables	242			x
Marriott Seattle Waterfront	358				x
Residence Inn San Diego Sorrento Mesa	150				x
Residence Inn Newark	168				x
Courtyard Bloomington	117				x
Embassy Suites Dallas	150				x
Embassy Suites Orlando	174				x
Residence Inn Hartford	96				x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2013 are included in this table.

PIM Highland Holding LLC

Anticipated Capital Expenditures Calendar

Highland Hotels (a)

		2013
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Courtyard Boston Tremont	315	x	x	x	x
Courtyard Savannah	156	x
The Melrose	240	x
Marriott San Antonio Plaza	251	x
Hilton Garden Inn Virginia Beach	176		x
Hyatt Regency Wind Watch	358		x	x	x
Marriott Sugarland	300	x			x
Hyatt Regency Savannah	351	x
Hilton Boston Back Bay	390	x	x
Hilton Parsippany	354		x	x	x
Marriott DFW	491		x	x
Silversmith	143		x	x
Hilton Garden Inn BWI	158		x	x
Hilton Garden Inn Austin	254		x
Renaissance Nashville	673			x	x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2013 are included in this table.